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                                                                    EXHIBIT 99.1

(IASIS HEALTHCARE(R) LOGO)





INVESTOR CONTACT:                                     NEWS MEDIA CONTACT:
W. Carl Whitmer                                       Tomi Galin
Chief Financial Officer                               Vice-President, Marketing
(615) 844-2747                                          & Communications
                                                      (615) 467-1255



     IASIS HEALTHCARE TO BROADCAST ITS SECOND FISCAL QUARTER 2003 CONFERENCE
                           CALL LIVE ON THE INTERNET

FRANKLIN, TENN. (APRIL 17, 2003) - IASIS Healthcare(R) Corporation today announced that it will provide an online Web simulcast of its second fiscal quarter 2003 conference call on Friday, May 2, 2003. The Company will release its results for the second quarter ended March 31, 2003, before the opening of the market on May 2, 2003.

The live broadcast of IASIS Healthcare Corporation's conference call will begin at 11:00 a.m. Eastern Time on May 2. The link to this event can be found at the Company's website: www.iasishealthcare.com. In addition, an online replay will be available two hours after the call ends and will be available for 30 days. The online replay can also be found on the Company's website.

IASIS Healthcare(R) Corporation, located in Franklin, Tennessee, is an owner and operator of acute care hospitals that develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. Currently, IASIS Healthcare(R) owns or leases 14 hospitals with a total of 2,116 beds in service. These hospitals are located in four regions: Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in the state of Texas, including San Antonio. IASIS Healthcare(R) also operates three ambulatory surgery centers and a Medicaid health plan that currently serves over 60,900 members in Arizona. For more information on IASIS Healthcare(R) Corporation, please visit the Company's website at www.iasishealthcare.com.



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